UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[X] Soliciting Material Under § 240.14a-12

PACIRA BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

DOMA PERPETUAL CAPITAL MANAGEMENT LLC
DOMA PERPETUAL LO EQUITY MASTER FUND LP
DOMA PERPETUAL PARTNERS GP LLC
PEDRO ESCUDERO
RELIABILITY LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

[X] No fee required

[   ] Fee paid previously with preliminary materials

[   ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

  DOMA Perpetual Capital Management LLC, a Delaware limited liability company, together with the other participants named herein (collectively, “DOMA”), intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Pacira Biosciences, Inc., a Delaware corporation (the “Company”).

 Item 1: On Mar 11, 2026, DOMA issued the following press release:

DOMA Perpetual Nominates Three Highly Qualified Candidates for the Board of Pacira BioSciences, Inc.

Pacira’s Stock is Down 56% Over the Last Decade and Down 68% Over the Last 5 Yearsi; Under the Leadership of CEO and Board Member Frank Lee, the Stock Has Fallen 30%ii; The Company’s Underperformance is Reflected in Consistently Missed Earnings, Continuous Lowering of Guidance, Which is Then Missed, and a Complete Lack of Combined Profitability in the Last Two Yearsiii; We believe the Stock Price Reflects the Market’s Lack of Trust in Management and the Board of Director’s Utter Failure of Oversight
DOMA Asserts Frank Lee Should be Replaced Immediately; the Board Should Name an Interim CEO and Conduct a Formal Sale Process of the Business
DOMA’s Three Highly Qualified Nominees Possess Vast Experience in Strategic Capital Allocation, Risk Management, Healthcare, Internal Investigations, Litigation, and Due Diligence

MIAMI, Mar. 11, 2026 /PRNewswire/ -- DOMA Perpetual Capital Management LLC ("DOMA Perpetual") is a fundamentals-based, value-oriented investor that, together with its affiliates (collectively "DOMA" or "we"), beneficially owns approximately 7.1% of the outstanding shares of common stock of Pacira BioSciences (NASDAQ: PCRX) ("Pacira" or the "Company").iv
DOMA today announced its nomination of three highly skilled director candidates to Pacira’s Board of Directors (the “Board”): Christopher Dennis, Oliver Benton Curtis and Eric de Armas. DOMA believes electing these nominees is critical to address the Board’s lack of financial controls, sophistication and legal expertise, and to develop proper management oversight at the Board level. These candidates possess significant, relevant experience and are prepared to ensure that all shareholders’ interests are fully represented on the Board.
DOMA’s aim is to generate profit for the Company’s shareholders, who have been forced to weather consistent year-over-year declines in the stock price while Company expenses and Management compensation have soared. DOMA believes the Board must avoid taking any further risk with IP battles and has previously privately notified members of the Board of its concern that the Board’s actions may potentially constitute gross negligence.
The Board has spent years generating zero value for shareholders while lavishly compensating its executives and members. DOMA believes that the Company’s shareholders should not continue to tolerate a Board that has overseen years of stock price decline while expenses and management compensation have increased.v Moreover, since the Company’s Management has proven incapable of meeting performance-based goals that would benefit all shareholders, the Board’s Compensation Committee signed off on a change from options-based compensation to RSUsvi. In the last two years, this change in compensation has paid more to CEO Frank Lee than what was distributed in earnings per share to all shareholders combinedvii. This compensation was not a reward for value creation or a job well done; it follows two years of dismal performance, in which the stock price has fallen over 30% and expenses have swelled across the firm.viii Management executive compensation is unsustainable, currently approaching 7% of the Firm’s entire market capitalization.ix
The Board has continued to approve wasteful and unjustified expenditures, including allowing management to spend shareholder cash relocating the Company’s headquarters to San Francisco despite the significant cost to shareholders and without providing a clear strategic justification for the move.x DOMA believes EXPAREL is a valuable asset whose potential has been undermined by management’s strategic and operational execution. DOMA believes that shareholders must elect directors that understand that the Board must undertake a comprehensive review of the decisions and strategy that have contributed to the Company’s sustained underperformance.
The interests of Pacira’s shareholders must finally be put first. The Board should immediately engage bankers to proceed with a sale of the Company, discontinuing future acquisitions of pipeline drugs and maximizing returns and returning capital to its rightful owners, the Company’s shareholders. EXPAREL is the only non-opioid pain medication for use in the surgical setting in the United States, a country still suffering from a horrible opioid epidemic. The drug lowers costs for providers and patients and has the potential to save countless lives by offering an effective alternative to opioid pain management. Pacira is too small to market this drug with scale and efficiency. By selling Pacira to a larger firm, the Company can ensure that shareholders finally receive the return they deserve and a larger, savvier company will be able to accelerate the distribution and application of this incredible drug.  DOMA remains open to engaging constructively with the Board to achieve a solution that maximizes value for all shareholders.

Director Nominees:

•
Christopher Dennis, MD, MBA, FAPA – Mr. Dennis is a visionary physician executive and board-certified psychiatrist with 25+ years of leadership across behavioral health, substance use disorders, and digital health, who brings deep experience in health care and opioid addition.

•
Oliver Benton Curtis III – Mr. Curtis is a former federal prosecutor and accomplished trial lawyer who currently advises on regulatory enforcement, internal investigations, and due diligence regarding third-party and business transactions.

•
Eric de Armas – Mr. de Armas, CFO and CCO of DOMA Perpetual, has over two decades of experience in the financial industry. He possesses substantial knowledge of corporate finance, risk management and strategic capital allocation.

About DOMA Perpetual Capital Management LLC:
DOMA Perpetual Capital Management LLC is an asset management firm based in Miami, Florida. DOMA Perpetual strives to achieve great investment results by identifying attractive, uncorrelated companies with sustainable competitive advantages, while limiting exposure to downside risks. It employs an opportunistic, fundamentals-based strategy that invests in companies across a variety of sectors and market caps throughout the globe.

Contact:
DOMA Perpetual Capital Management LLC
ir@domaperpetual.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS
DOMA Perpetual Capital Management LLC, a Delaware limited liability company (“DOMA”), together with the other participants named herein, have filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2026 annual meeting of stockholders of Pacira BioSciences, Inc., a Delaware corporation (the “Company”).
DOMA STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.
The participants in the proxy solicitation are anticipated to be DOMA, DOMA1 LLC, a Delaware limited liability company (“DOMA1”), DOMA Perpetual LO Equity Master Fund LP, an exempted limited partnership organized under the laws of the Cayman Islands (“DOMA LO Master”), DOMA Perpetual Partners GP LLC, a Delaware limited liability company (“DOMA GP”), DOMA2 LLC, a Delaware limited liability company (“DOMA2”), Reliability LLC, an investment holding company wholly-owned by the John Templeton Foundation (“JTF”), Pedro Escudero, Christopher Dennis, Oliver Benton Curtis and Eric de Armas.
As of the date hereof, DOMA LO Master directly beneficially owns 1,965,775 shares of Common Stock, par value $0.001 par value per share, of the Company (the “Common Stock”). As of the date hereof, JTF directly beneficially owns 812,019 shares of Common Stock.xi As of the date hereof, Pedro Escudero directly beneficially owns 159,000 shares of Common Stock. As of the date hereof, Mr. de Armas directly beneficially owns 1,389 shares of Common Stock. As Investment Manager of DOMA LO Master and JTF, DOMA may be deemed to beneficially own the 2,777,794 shares of Common Stock beneficially owned by DOMA LO Master. As the managing member of DOMA, DOMA1 may be deemed to beneficially own the 2,777,794 shares of Common Stock beneficially owned by DOMA. As general partner of DOMA LO Master, DOMA GP may be deemed to beneficially own the 1,965,775 shares of Common Stock beneficially owned by DOMA LO Master.  As the managing member of DOMA GP, DOMA2 may be deemed to beneficially own the 1,965,775 shares of Common Stock beneficially owned by DOMA GP. As Founder and Chief Investment Officer of DOMA and Managing Member of DOMA GP, DOMA1 and DOMA2 Mr. Escudero may be deemed to beneficially own the 2,777,794 shares of Common Stock beneficially owned by DOMA and DOMA GP in addition to the 159,000 shares of Common Stock directly beneficially owned by Mr. Escudero. As of the date hereof, neither Messrs. Dennis nor Curtis beneficially own any shares of Common Stock.
Disclaimer

This letter has been prepared by DOMA.  The views expressed herein reflect the opinions of DOMA and are based on publicly available information with respect to Pacira BioSciences, Inc. (“Pacira” or the “Company”). DOMA recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with DOMA’s conclusions. DOMA reserves the right to change or modify any of such views or opinions at any time and for any reason and expressly disclaims any obligation to correct, update, or revise the information contained herein or to otherwise provide any additional materials.
For the avoidance of doubt, this press release was not produced by any person that is affiliated with Pacira, nor was its content endorsed by Pacira. This press release is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security nor as a recommendation to purchase or sell any security. One or more funds managed by DOMA currently beneficially owns shares of the Company.

Some of the materials in this press release contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” “once again,” “achieve,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on DOMA’s current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of DOMA.

i Bloomberg Database as of March 10th 2026
ii Bloomberg Database as of March 10th 2026
iii Bloomberg Database, Pacira Company Filings, JPM Equity Research February 2026, Barclays Equity Research February 2026
iv Pacira Company Filings, DOMA Perpetual Internal Calculations
v Pacira Company Filings
vi Pacira Proxy Filings
vii Pacira Company Filings, DOMA Perpetual Internal Calculations
viii Bloomberg Database, Pacira Company Filings
ix Pacira Company Filings, DOMA Perpetual Internal Calculations
x Pacira Q1 2025 8-K
xi DOMA is acting as investment manager with respect to the shares beneficially owned by JTF which DOMA exercises discretionary investment and voting authority. JTF is not making or sponsoring the director nominations.